Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

WILMINGTON TRUST COMPANY

(Exact name of Trustee as specified in its charter)

Delaware	51-0055023
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

1100 North Market Street

Wilmington, Delaware 19890-0001

(302) 651-1000

(Address of principal executive offices, including zip code)

Robert C. Fiedler

Vice President and Counsel

Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890-0001

(302) 651-8541

(Name, address, including zip code, and telephone number, including area code, of agent of service)

(Exact name of obligor as specified in its charter)

American Airlines, Inc.	13-1502798
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)

4333 Amon Carter Blvd.

Fort Worth, Texas 76155

(Address of principal executive offices, including zip code)

2013-2 Pass Through Trusts

Pass Through Certificates, Series 2013-2

(Title of the indenture securities)

ITEM 1.	GENERAL INFORMATION.

Furnish the following information as to the trustee:

Name and address of each examining or supervising authority to which it is subject.

State Bank Commissioner

555 East Loockerman Street, Suite 210

Dover, Delaware 19901

Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

ITEM 2.	AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each affiliation:

Based upon an examination of the books and records of the trustee and information available to the trustee, the obligor is not an affiliate of the trustee.

ITEMS 3-15.	The Trustee is a Trustee under other Indentures under which securities issued by the obligor are outstanding. There is no and there has not been a default with respect to the securities outstanding under other such Indentures.

ITEM 16.	LIST OF EXHIBITS.

Listed below are all exhibits filed as part of this Statement of Eligibility and Qualification.

Exhibit 1.	Copy of the Charter of Wilmington Trust Company.*

Exhibit 2.	Certificate of Authority of Wilmington Trust Company to commence business – included in Exhibit 1 above.*

Exhibit 3.	Authorization of Wilmington Trust Company to exercise corporate trust powers – included in Exhibit 1 above.*

Exhibit 4.	Copy of By-Laws of Wilmington Trust Company.*

Exhibit 5.	Not applicable

Exhibit 6.	Consent of Wilmington Trust Company required by Section 321(b) of the Trust Indenture Act.

Exhibit 7.	Copy of most recent Report of Condition of Wilmington Trust Company.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Exhibits 1 through 4 are intentionally omitted as they are incorporated herein by reference to Exhibits 1 through 4, respectively, to Form T-1 as presented in Exhibit 25.3 to registration statement on Form S-3 Regulation No. 333-194685-01, as filed with the Securities and Exchange Commission on March 19, 2014.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Trust Company, a corporation organized and existing under the laws of Delaware, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 21st day of May, 2014.

[SEAL]		WILMINGTON TRUST COMPANY

Attest:	/s/ J. Luce	By:	/s/ Anita Roselli Woolery
	Assistant Secretary	Name:	Anita Roselli Woolery
		Title:	Vice President

2

EXHIBIT 6

Section 321(b) Consent

Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Wilmington Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

WILMINGTON TRUST COMPANY

Dated May 21st, 2014	By:	/s/ Anita Roselli Woolery
	Name	Anita Roselli Woolery
	Title:	Vice President

EXHIBIT 7

REPORT OF CONDITION

WILMINGTON TRUST COMPANY	of Wilmington
Name of Bank	City

in the State of Delaware, at the close of business on March 31, 2014:

ASSETS	Thousands of Dollars
Cash and balances due from depository institutions:	915,289
Securities:	0
Federal funds sold and securities purchased under agreement to resell:	0
Loans and leases held for sale:	0
Loans and leases net of unearned income, allowance:	0
Premises and fixed assets:	414
Other real estate owned:	0
Investments in unconsolidated subsidiaries and associated companies:	0
Direct and indirect investments in real estate ventures:	0
Intangible assets:	4,481
Other assets:	22,823
Total Assets:	943,007

LIABILITIES	Thousands of Dollars
Deposits	0
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	0
Other borrowed money:	0
Other Liabilities:	398,937
Total Liabilities	398,937

EQUITY CAPITAL	Thousands of Dollars
Common Stock	5
Surplus	522,444
Retained Earnings	21,621
Accumulated other comprehensive income	0
Total Equity Capital	544,070
Total Liabilities and Equity Capital	943,007